                                                                    Exhibit 23.1



              Consent of Independent Certified Public Accountants
              ---------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports as of the dates, and related to the financial statements of the companies, listed below which appear in the Post Effective Amendment No. 1 to Form S-1 (No. 333-53779) dated July 16, 1998.


Company                            Page   Date
-------                            ----   ----
UniCapital Corporation             F-21   February 19, 1998
American Capital Resources, Inc.   F-30   July 14, 1998
Boulder Capital Group, Inc.        F-51   January 21, 1998, except as to Note
                                          10 which is as of February 5, 1998
KLC Inc.                           F-90   February 4, 1998, except as to Note
                                          9, as to which the date is February
                                          10, 1998
Merrimac Financial Associates      F-123  January 15, 1998
NSJ Group                          F-139  January 21, 1998
Varilease Corporation              F-158  July 13, 1998
Varilease Corporation              F-169  January 21, 1998
The Walden Asset Group, Inc.       F-182  January 20, 1998
U.S. Turbine Engine Corporation    F-192  June 15, 1998


/s/ PRICEWATERHOUSECOOPERS LLP
------------------------------
PRICEWATERHOUSECOOPERS LLP

Fort Lauderdale, Florida
August 10, 1998